Exhibit 99.4

FORM OF LETTER

EDIETS.COM, INC.

Subscription Rights to Purchase Shares of Common Stock

Offered Pursuant to Subscription Rights

Distributed to Stockholders of

eDiets.com, Inc.

[                ], 2011

To Our Clients:

Enclosed for your consideration are a prospectus, dated [                ], 2011 (the “Prospectus”), and the “Instructions as to Use of eDiets.com, Inc. Rights Certificates” relating to the offering (the “Rights Offering”) by eDiets.com, Inc. (“eDiets”) of shares of Common Stock (as defined below) pursuant to non-transferable subscription rights (the “Rights”) distributed to all holders of record of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at 5:00 p.m., New York time, on [                ], 2011 (the “Record Date”). The Rights and Common Stock are described in the Prospectus.

In the Rights Offering, eDiets is offering an aggregate of [            ] shares of Common Stock, as described in the Prospectus.

The Rights will expire, if not exercised prior to 5:00 p.m., New York time, on [                ], 2011, unless extended (the “Expiration Time”).

As described in the accompanying Prospectus, you will receive one Right for each share of Common Stock owned at 5:00 p.m., New York time, on the Record Date. Each Right will allow you to subscribe for [        ] shares of Common Stock (the “Basic Subscription Privilege”) at the cash price of $[        ] per full share (the “Subscription Price”). For example, if you owned 100 shares of Common Stock as of 5:00 p.m., New York time, on the Record Date, you would receive 100 Rights and would have the right to purchase [        ] shares of Common Stock (rounded down to [        ] shares, with the total subscription payment being adjusted accordingly, as discussed below) for the Subscription Price.

In the event that you purchase all of the shares of Common Stock available to you pursuant to your Basic Subscription Privilege, you may also exercise an over-subscription privilege (the “Over-Subscription Privilege”) to purchase a portion of any shares of Common Stock that are not purchased by persons through the exercise of their Basic Subscription Privileges (the “Unsubscribed Shares”), subject to the availability and pro rata allocation of the Unsubscribed Shares among all persons exercising this Over-Subscription Privilege. To the extent the Unsubscribed Shares are not sufficient to satisfy all of the properly exercised Over-Subscription Privileges, then the Unsubscribed Shares will be prorated among those who properly exercised Over-Subscription Privilege based on the number of shares each person subscribed for under the Basic Subscription Privilege. If this pro rata allocation results in any person receiving a greater number of Unsubscribed Shares than the person subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such person will be allocated only that number of Unsubscribed Shares for which the person oversubscribed, and the remaining Unsubscribed Shares will be allocated among all other persons exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Unsubscribed Shares have been allocated or all Over-Subscription Privileges have been fulfilled, whichever occurs earlier.

You will be required to submit payment in full for all the shares you wish to buy with your Over-Subscription Privilege. Because we will not know the total number of Unsubscribed Shares prior to the Expiration Date, if you wish to maximize the number of shares you may purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of shares of Common Stock available to you, assuming that no stockholder other than you has purchased any shares of Common Stock pursuant to the Basic Subscription Privilege and Over-Subscription Privilege. eDiets will eliminate fractional shares of Common Stock resulting from the exercise of the Over-Subscription Privilege by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest and penalty, as soon as practicable.

eDiets can provide no assurances that each of you will actually be entitled to purchase the number of shares of Common Stock issuable upon the exercise of your Over-Subscription Privilege in full at the expiration of the Rights Offering. eDiets will not be able to satisfy your exercise of the Over-Subscription Privilege if all of our stockholders exercise their Basic Subscription Privileges in full, and we will only honor an Over-Subscription Privilege to the extent sufficient shares of Common Stock are available following the exercise of subscription rights under the Basic Subscription Privileges.

To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated only the number of Unsubscribed Shares available to you as soon as practicable after the Expiration Time, and your excess subscription payment received by the Subscription Agent will be returned, without interest and penalty, as soon as practicable. To the extent the amount you actually paid in connection with the exercise of the Over-Subscription Privilege is less than the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to you pursuant to the Over-Subscription Privilege; you will be allocated the number of Unsubscribed Shares for which you actually paid in connection with the Over-Subscription Privilege. See “The Rights Offering—Over-Subscription and Over-Allotment Privilege.”

The Rights are evidenced by a non-transferable Rights certificate (the “Rights Certificate”) and will cease to have any value at the Expiration Time.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the document carefully before instructing us to exercise your Rights.

If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form attached to this letter.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York time, at the Expiration Time. Once you have exercised the Basic Subscription Privilege or the Over-Subscription Privilege, such exercise may not be revoked, even if the Rights Offering is extended by eDiets’ board of directors.

Additional copies of the enclosed materials may be obtained from eDiets’ investor relations department. The investor relations department telephone number is (310) 954-1105. Any questions or requests for assistance concerning the rights offering should be directed to the investor relations department.

FORM OF BENEFICIAL OWNER ELECTION

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock of eDiets.com, Inc. (the “Company”).

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., Eastern Time, on [                ], 2011, the last business day prior to the scheduled expiration date of the Rights Offering of [                ], 2011 (which may be extended by the board of directors of the Company).

This will instruct you whether to exercise Rights to purchase shares of the Company’s Common Stock distributed with respect to the shares of the Company’s Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to Use of eDiets.com, Inc. Rights Certificates.”

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

The number of Rights for which the undersigned gives instructions for exercise under the Basic Subscription Privilege should not exceed the number of Rights that the undersigned is entitled to exercise.

	Number of Shares	Per Share Subscription Price		Payment
Basic Subscription Privilege:	x	$	[ ] =	$ (Line 1)
Over-Subscription Privilege:	x	$	[ ] =	$ (Line 2)

	Total Payment Required			$ (Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4.)

Box 3. ☐ Payment in the following amount is enclosed $        .

Box 4. ☐ Please deduct payment from the following account maintained by you as follows:

Type of Account:	Account No.

Amount to be deducted:	$

Signature(s)

Print or type name(s) below

Date:                , 2011

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